Exhibit 99.1

NEWS RELEASE

Mainland Reaches Agreement in Principle to Acquire Buena Vista Acreage and Terminates Merger with American Exploration

Houston, Texas - Marketwire - December 23, 2011 -Mainland Resources, Inc., (the "Company" or "Mainland") (MNLU-OTCBB, 5MN-Frankfurt) announces it has reached an Agreement in Principle, subject to certain conditions precedent, including entering into a definitive agreement, to purchase, from the owner, all rights, title and interest in and to approximately 4,580 acres of oil and gas leases located on the Buena Vista prospect in Mississippi (collectively the "Leases"). The Leases were previously held by American Exploration Corporation ("American"). As consideration for the purchase, the Company has agreed to issue 15,000,000 shares of its capital stock to the owner and has agreed to grant the owner a 5 percent working interest, after payout (100% recovery of all drilling and completion costs), of any wells drilled and completed on the approximately 12,800 acres (including the Leases) initially contributed to the Buena Vista Joint Operating Agreement by Mainland and American.

The Leases were previously held by American by way of an Option Purchase Agreement. American was unable to provide reasonable financial consideration acceptable to the owner of the Leases and was deemed to be in default of the provisions of the Option Purchase Agreement. As a result, American automatically forfeited and transferred to the owner all rights under the Option Purchase Agreement including, but not limited to, the Leases. The owner retained all payments made by American under the Option Purchase Agreement and all improvements made to the Leases. American will retain a 20% working interest in the 8,225 acres in the Buena Vista prospect contributed by Mainland to the Joint Operating Agreement.

Based on these events, Mainland and American have agreed to terminate their contemplated merger. The 15,000,000 Mainland shares being issued to purchase the Leases represent approximately the same number of shares that would have been issued to the shareholders of American on completion of the contemplated merger.

Mike Newport, President of Mainland, states, "We are extremely pleased to have succeeded in reaching an agreement in principle to purchase this acreage, which will complete the assembly of the entire land package representing the Buena Vista prospect turtle back structure target first discovered by the Chevron Long Well and confirmed by Mainland's Burkley Phillips No. 1 well."

The Company is considering several alternatives including joint venture partners and equity financing in order to fund the well completion and testing. A completion program has been developed and will be commenced once acceptable funding or partnership and site access issues are resolved.

About Mainland Resources, Inc.

Mainland and its working interest partners control approximately 17,265 net acres or 28 sections on the Buena Vista prospect area where the Burkley-Phillips No. 1 well was drilled to 22,000 feet, cored and logged. Upon completion of the purchase of the Leases, Mainland would own 92% before payout of approximately 9,040 acres and 72% before payout of the remaining approximately 8,225 acres comprising the total 17,265 acres in the Buena Vista prospect. As recently announced, core analysis has determined that gas in place in the Buena Vista prospect could be up to 500 BCF/section based on the cored interval.

Mainland is engaged in the exploration of oil and gas resources. The Company's current initiatives are focused on the acquisition and development of acreage in emerging and early developing oil and gas regions with the potential for material discoveries. For information see: http://www.mainlandresources.com.

Symbol:    MNLU - OTCQB, Symbol: 5MN; Frankfurt, WKN No.: A0ND6N

Contact:   Investor Relations (USA)

                Toll-Free North America +1-877-662-3668

                Investor Relations (Europe)
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Safe Harbour Statement

THIS NEWS RELEASE CONTAINS "FORWARD-LOOKING STATEMENTS", AS THAT TERM IS DEFINED IN SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. STATEMENTS IN THIS NEWS RELEASE WHICH ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS AND INCLUDE ANY STATEMENTS REGARDING BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS REGARDING THE FUTURE.

FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH STATEMENTS. STATEMENTS THAT ARE NOT HISTORICAL FACTS, INCLUDING STATEMENTS THAT ARE PRECEDED BY, FOLLOWED BY, OR THAT INCLUDE SUCH WORDS AS "ESTIMATE," "ANTICIPATE," "BELIEVE," "PLAN" OR "EXPECT" OR SIMILAR STATEMENTS ARE FORWARD-LOOKING STATEMENTS. RISKS AND UNCERTAINTIES FOR THE COMPANY INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS ASSOCIATED WITH OIL AND GAS PROPERTY EXPLORATION AND FUNDING AS WELL AS THE RISKS SHOWN IN THE COMPANY'S MOST RECENT ANNUAL REPORT ON FORM 10-K AND ITS QUARTERLY REPORTS ON FORM 10-Q, AND FROM TIME-TO-TIME IN OTHER PUBLICLY AVAILABLE INFORMATION REGARDING THE COMPANY. OTHER RISKS INCLUDE RISKS ASSOCIATED WITH THE REGULATORY APPROVAL PROCESS, COMPETITIVE COMPANIES, FUTURE CAPITAL REQUIREMENTS AND THE COMPANY'S ABILITY AND LEVEL OF SUPPORT FOR ITS EXPLORATION ACTIVITIES. THERE CAN BE NO ASSURANCE THAT THE COMPANY'S EXPLORATION EFFORTS WILL SUCCEED AND THE COMPANY WILL ULTIMATELY ACHIEVE COMMERCIAL SUCCESS. THESE FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE OF THIS NEWS RELEASE, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE THE FORWARD-LOOKING STATEMENTS, OR TO UPDATE THE REASONS WHY ACTUAL RESULTS COULD DIFFER FROM THOSE PROJECTED IN THE FORWARD-LOOKING STATEMENTS. ALTHOUGH THE COMPANY BELIEVES THAT THE BELIEFS, PLANS, EXPECTATIONS AND INTENTIONS CONTAINED IN THIS NEWS RELEASE ARE REASONABLE, THERE CAN BE NO ASSURANCE THOSE BELIEFS, PLANS, EXPECTATIONS OR INTENTIONS WILL PROVE TO BE ACCURATE. INVESTORS SHOULD CONSIDER ALL OF THE INFORMATION SET FORTH HEREIN AND SHOULD ALSO REFER TO THE RISK FACTORS DISCLOSED IN THE COMPANY'S PERIODIC REPORTS FILED FROM TIME-TO-TIME WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION.

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